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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. _______)

Check the appropriate box:
Preliminary Information Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
Definitive Information Statement

AMERICAN CHAMPION ENTERTAINMENT, INC. (Name of Registrant As Specified In Its Charter)
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(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
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AMERICAN CHAMPION ENTERTAINMENT, INC.
22320 Foothill Blvd., Suite 260
Hayward, California 94541
(510) 728-0200

PRELIMINARY INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Hayward, California
February , 2001

This information statement has been mailed on February , 2001 to the stockholders of record on January , 2001 (the "Record Date") of American Champion Entertainment, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of January 15, 2001. The actions to be taken pursuant to the written consent shall be taken on or about February , 2001, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors, /s/ ANTHONY K. CHAN Anthony K. Chan, Secretary

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JANUARY 15, 2001

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of stockholders dated January 15, 2001, in lieu of a special meeting of the stockholders. Such actions will be taken on or about February , 2001:

1. To authorize the Board of Directors of the Company, in their discretion, to effectuate a reverse split of the outstanding shares of the Company's common stock in a ratio not to exceed one-for-six, in order to maintain the Company's listing on the Nasdaq SmallCap Market;

2. To approve the sale of an aggregate of 12,500,000 shares of the Company's common stock for an aggregate of $2,000,000 from two investors, in which each sale would constitute more than 20% of the Company's outstanding shares of common stock prior to such investment;

3. To approve the increase of the number of shares of the Company's common stock issuable under the Company's 1997 Stock Option Plan to 7,000,000; and

4. To amend the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from 40,000,000 shares to 100,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 40,000,000 shares of common stock, par value $.0001 per share, of which 24,381,663 were issued and outstanding as of the Record Date. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated January 15, 2001; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on February , 2001.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of- pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware General Corporation Law.

REVERSE-SPLIT OF THE COMPANY'S STOCK TO COMPLY WITH LISTING REQUIREMENT OF THE NASDAQ SMALLCAP MARKET

The majority stockholders have authorized the Company's Board of Directors to effectuate a reverse-split of the outstanding shares of the Company's common stock, if necessary, at a ratio not to exceed one-for-six, to cause the market price of the Company's common stock to be at a level in compliance with the continued listing requirements of The Nasdaq SmallCap Market.

The Company received a notification from The Nasdaq Stock Market, Inc. dated November 1, 2000 which stated, part:

"...the Company's common stock has failed to maintain a minimum bid price of $1.00 over the last thirty consecutive trading days, as required for continued listing on The Nasdaq SmallCap Market, as set forth in Marketplace Rule 4310(c)(4)."

"The Company will be provided ninety (90) calendar days, or until January 30, 2001 to regain compliance with this Rule. .if the Company is unable to demonstrate compliance with this requirement on or before January 30, 2001, its Common Stock will be delisted at the opening of business on February 1, 2001."

"The Company may appeal Staff's determination to a Nasdaq Listing Qualifications Panel (the "Panel"), pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series. A hearing request will stay the Company's delisting pending the Panel's decision."

The Company has requested a hearing to appeal the Nasdaq Staff's determination and has been officially notified by the Nasdaq Listing Qualification Hearings department that the hearing is scheduled for March 8, 2001 at which the Company will propose, among other solutions, a reverse split of the common stock. The Board of Directors views that it is in the best interests of the Company to maintain its listing status on The Nasdaq SmallCap Market and would effectuate the reverse stock split in the event they deem it necessary.

APPROVAL OF THE SALE OF AN AGGREGATE OF 12,500,000 SHARES OF COMMON STOCK TO TWO INVESTORS FOR AN AGGREGATE OF $2,000,000

In April and September 2000, American Champion sold an aggregate of $2,000,000 of 6% and 8% debentures, which were convertible into common stock. On December 27, 2000, American Champion entered into an agreement with the existing debenture holders and Holley Holding (U.S.A.) Ltd for Holley Holding (U.S.A.) Ltd. to purchase all of such outstanding debentures for an aggregate of $1,900,000. Concurrently with the purchase of the convertible debentures, Holley Holding (U.S.A.) Ltd. also assumed the rights and obligations of Sibson Holdings, Ltd. under the Private Equity Line of Credit Agreement, dated as of April 12, 2000 and which closed on May 9, 2000, by and among American Champion and Sibson Holdings, Ltd . At the American Champion annual meeting held in September 27, 2000, the American Champion stockholders ratified the Private Equity Line of Credit Agreement, and the possible issuance of more than 20% of American Champion's common stock. On January 3, 2001, Holley Holding (U.S.A.) Ltd. exchanged the debentures it purchased into 12,610,837 shares of American Champion common stock, pursuant to the terms and provisions of the Private Equity Line of Credit Agreement. As a result of the foregoing transactions, Holley Holding (U.S.A.) Ltd. became the majority stockholder of American Champion, owing approximately 51.7% of the outstanding common stock.

On December 27, 2000, the Company's majority stockholder, Holley Holding (U.S.A.) Ltd., entered into a stock purchase agreement with the Company to purchase $1 million of common stock priced at $.16 per share, or 6,250,000 shares of common stock. As part of such transaction, Holley Holding (U.S.A.) Ltd. is entitled to appoint up to three members to the Board of Directors of the Company. In addition, on December 27, 2000, the Company also entered into a stock purchaser agreement with Yuanhao Li to purchase $1 million of common stock priced at $.16 per share, or 6,250,000 shares of common stock. This agreement provides that payment for the shares may be made by promissory note, payable not later than March 31, 2001. However, the Company will not deliver the shares to the purchaser unless and until the promissory note is paid in full. These transactions will become effective on or about February , 2001. The result of the foregoing transactions will be to allow Holley Holding (U.S.A.) to further solidify its position as the controlling stockholder of American Champion, with the ability to elect a majority of the members of the Board of Directors.

Nasdaq Rule Requiring Stockholder Approval

Because the Company's common stock is listed on The Nasdaq SmallCap Market, the Company is subject to Nasdaq's corporate governance rules, including Rule 4310(c)(25)(H)(i)(d)(2) (the "Nasdaq Rule"), which provides that an issuer must obtain stockholder approval for the sale or issuance of common stock (or securities convertible into common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock. The purchase price of the common stock was below the market price for the common stock on the date the purchase agreements were executed. The consummation of each of the stock purchase agreements will result in the issuance of shares of common stock constituting more than 20% of the total shares outstanding immediately prior to such issuance. Consequently, the Company obtained the written consent of holders of a majority of the Company's outstanding shares of common stock.

The majority stockholders approved and ratified all of the foregoing transactions and the resulting issuance of common stock to Holly Holding (U.S.A.) Ltd. constituting a controlling interest in American Champion.

INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 1997 STOCK OPTION PLAN

The Company's majority stockholders approved an increase in the number of shares issuable pursuant to the Company's 1997 Stock Option Plan (the "1997 Stock Plan") from 1,750,000 to 7,000,000. The following is a summary of principal features of the 1997 Stock Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1997 Stock Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary, Anthony K. Chan, at the Company's principal offices.

The 1997 Stock Option Plan was adopted by the Board of Directors and stockholders of the Company in March 1997 and became effective upon the closing of the Company's initial public offering. The total number of shares of Common Stock subject to issuance under the 1997 Stock Option Plan was originally 350,000, subject to adjustments as provided in the 1997 Stock Plan. However, the 1997 Stock Option Plan was first amended in May 1998 and then further amended in May 1999 and December 1999, to increase the total number of shares of Common Stock subject to issuance under the 1997 Stock Plan to 7,000,000. As a result of the one-for-four reverse stock split which the Company undertook in January 2000, the number of options authorized was reduced to 1,750,000. In order to permit more flexibility to the Company's Board of Directors, the majority stockholders authorized the increase of the 1997 Stock Option Plan to 7,000,000.

The 1997 Stock Option Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. Prior to the date when securities are first registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1997 Stock Option Plan is administered by the Company's Board of Directors.

The 1997 Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") which is be comprised of "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Stock options may be granted by the Committee on such terms, including vesting and payment forms, as it deems appropriate in its direction; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively.

SARs may be granted by the Committee on such terms, including payment forms, as the Committee deems appropriate, provided that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Committee. In the event of a change in control of the Company, the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1997 Stock Option Plan continues until December 2007. Upon the occurrence of an event constituting a Change of Control, in the sole discretion of the Committee, all options and SARs will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a Restricted Stock Award will lapse.

The Committee and the Board of Directors of the Company believe it is an important operating strategy to continue to provide incentives to the Company's employees and other individuals and to recruit competent persons to join the Company. The Committee and the Board of Directors have concluded that an increase to 7,000,000 shares reserved under the 1997 Stock Option Plan provides adequate flexibility to provide such incentives.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 40,000 TO 100,000,000 SHARES

The majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000. The Company currently has authorized capital stock of 40,000,000 shares and approximately 24,381,663 shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

Having a substantial number of authorized but unissued shares of Common Stock that are not reserved for specific purposes will allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of shareholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of Common Stock may, depending upon the circumstances under which such shares are issued, reduce shareholders' equity per share and may reduce the percentage ownership of Common Stock by existing shareholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of shares of Common Stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders.

When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, shareholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.

ADDITIONAL INFORMATION

The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1999 and quarterly report on Form 10-QSB for the quarter ended September 30, 2000 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Anthony K. Chan, American Champion Entertainment, Inc., 22320 Foothill Blvd., Suite 260, Hayward, California 94541, telephone (510) 728-0200.

By Order of the Board of Directors, /s/ ANTHONY K. CHAN, SECRETARY Anthony K. Chan Secretary

Hayward, California
February , 2001

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AMERICAN CHAMPION ENTERTAINMENT, INC.

The undersigned, being the President and Secretary of AMERICAN CHAMPION ENTERTAINMENT, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1. The name of the Corporation (hereinafter referred to as the "Corporation") is American Champion Entertainment, Inc. The date of filing the original certificate of incorporation with the Secretary of State of Delaware was February 6, 1997.

2. The certificate of incorporation of the Corporation, particularly Article 4A is hereby amended as following:

4A. Classes of Stock. This corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000), par value $0.0001 per share, and the number of shares of Preferred Stock authorized to be issued is Six Million (6,000,000), par value $0.0001 per share; the total number of shares which the corporation is authorized to issue is One Hundred Six Million (106,000,000).

3. The certificate of incorporation of the Corporation is hereby amended by adding the following subsection to Article FOURTH:

(c) Upon effectiveness of a 1-for-[ ] reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from [ ] prior to the reverse split to [ ] following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

4. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's shareholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation to be signed by Anthony Chan, its President and Secretary, this ____ day of ________, 2001.

AMERICAN CHAMPION ENTERTAINMENT, INC. By: /s/ ANTHONY K. CHAN Anthony K. Chan President and Secretary